                                                                    Exhibit 23.4



              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
              ---------------------------------------------------

As independent certified public accountant, I hereby consent to the use of my report (and to all references to my Firm) included in or made a part of this registration statement.

/s/ John A. Criscuola, CPA
--------------------------
John A. Criscuola, CPA


Port Jefferson Station, New York

January 19, 2000